EXHIBIT 10.10


                                       FORM OF

                              THERMO VISION CORPORATION

                       DEFERRED COMPENSATION PLAN FOR DIRECTORS
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             Section 1.    Participation.  Any director of Thermo Vision
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             Corporation    (the  "Company")  may  elect  to  have  such
             percentage as he or she may specify of the fees otherwise payable to him or her deferred and paid to him or her as provided in this Plan. A director who is also an officer of the Company or its parent corporation, Thermo Electron Corporation, shall not be eligible to participate in this Plan. Each election shall be made by notice in writing delivered to the Clerk of the Company , in such form as the Clerk shall designate, and each election shall be applicable only with respect to fees earned subsequent to the date of the election for the period designated in the form . The term "participant" as used herein refers to any director who shall have made an election. No participant may defer the receipt of any fees to be earned after the later to occur of either (a) the date on which the participant shall retire from or otherwise cease to engage in his or her principal occupation or employment or (b) the date on which he or she shall cease to be a director of the Company, or such earlier date as the Board of Directors of the Company, with the participant's consent, may designate (the "deferral termination date"). In the event that the participant's deferral termination date is the date on which he or she ceases to engage in his or her principal occupation or employment, the participant or a personal representative shall advise the Company of that date by written notice delivered to the Clerk of the Company.

             Section 2.     Establishment   of   Deferred    Compensation
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             Accounts. There shall be established for each participant an
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             account to  be  designated as  that  participant's  deferred compensation account.

             Section 3.     Allocations    to    Deferred    Compensation
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             Accounts.  There shall be  allocated to  each  participant's
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             deferred  compensation  account,  as  of  the  end  of  each quarter, an amount equal to his or her fees for that quarter which that participant shall have elected to have deferred pursuant to Section 1.

             Section 4.     Stock Units  and Stock  Unit Accounts.   All
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             amounts allocated to  a participant's deferred  compensation account pursuant to Section 3 and Section 5 shall be converted, at the end of each quarter, into stock units by
             dividing   the   accumulated   balance   in   the   deferred
             compensation account as of  the end of  that quarter by  the
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             average last sale  price per share  of the Company's  common
             stock as reported on  in   The   Wall Street Journal,
             five business days up to and including the last business day of that quarter. The number of stock units, so determined, rounded to the nearest one-hundredth of a share, shall be credited to a separate stock unit account to be established for the participant, and the aggregate value thereof as of the last business day of that quarter shall be charged to the participant's deferred compensation account. No amounts credited to the participant's deferred compensation account pursuant to Section 5 subsequent to the close of the fiscal year in which occurs the participant's deferral termination date shall be converted into stock units. Any such amount
             shall be distributed in  cash as provided in  Section 8.   A
             maximum number of 25,000 shares of the Company's common stock may be represented by stock units credited under this Plan, subject to proportionate adjustment in the event of any stock dividend, stock split or other capital change affecting the Company's common stock.

             Section 5.  Cash Dividend  Credits.   Additional credits
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             shall be  made  to  a  participant's  deferred  compensation account, until all distributions shall have been made from the participant's stock unit account, in amounts equal to the cash dividends (or the fair market value of dividends paid in property other than dividends payable in common stock of the Company) which the participant would have received from time to time had he or she been the owner on the record dates for the payment of such dividends of the number of shares of the Company's common stock equal to the number of units in his or her stock unit account on those dates.

             Section 6.     Stock Dividend Credits  .  Additional  credits
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             shall be made to a  participant's stock unit account,  until
             all  distributions   shall   have   been   made   from   the
             participant's stock unit account, of a number of units equal to the number of shares of the Company's common stock, rounded to the nearest one-hundredth share, which the participant would have received from time to time as stock dividends had he or she been the owner on the record dates for the payments of such stock dividends of the number of units of the Company's common stock equal to the number of units credited to his or her stock unit account on those dates.

             Section 7.     Recapitalization  .  If,  as  a  result  of
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             recapitalization of the Company  (including a stock  split), the Company's outstanding  shares of common  stock shall  be changed into  a greater  or smaller  number of  shares,  the number of units then credited to a participant's stock  unit account shall be appropriately adjusted on the same basis.
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            Section 8.     Distribution  of   Stock   and   Cash   After
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             Participant's  Deferral   Termination   Date. When a
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             participant's deferral  termination  date shall  occur,  the
             Company shall become obligated to make the distributions prescribed in the following paragraphs (a) and (b).

                  (a) The Company shall distribute to the participant the number of shares of the common stock of the Company which shall equal the total number of units accumulated in his or her stock unit account as of the close of the fiscal year in which the participant's deferral termination date occurs. Such distribution of stock shall be made in ten annual installments, unless, at least six months prior to his or her deferral termination date, the participant shall have elected, by notice in writing filed with the Secretary of the Company, to have such distribution made in five annual installments. In either such case, the installments shall be of as nearly equal number of shares as practicable, adjusted to reflect any changes pursuant to Sections 6 and 7 in the number of units remaining in the participant's stock unit account. The first such installment shall be distributed within 60 days after the close of the fiscal year in which the participant's deferral termination date occurs. The remaining installments shall be distributed at annual intervals thereafter. Anything herein to the contrary notwithstanding, the Company shall have the option, if its Board of Directors shall by resolution so determine, in lieu of making distribution in ten or five annual installments as set forth above, with the participant's consent, to distribute stock or any remaining installments thereof in a single distribution at any time following the close of the fiscal year in which the participant's deferral termination date occurs. Distribution of stock made hereunder may be made from shares of common stock held in the treasury and/or from shares of authorized but previously unissued shares of common stock. All distributions under the plan shall be completed not later than December 31, 2025.

                  (b) The Company shall distribute to the participant sums in cash equal to the balance credited to his or her deferred compensation account as of the close of the fiscal year in which his or her deferral termination date occurs plus such additional amounts as shall be credited thereto from time to time thereafter pursuant to Section 5. The cash distribution shall be made on the same dates as the annual distributions made pursuant to paragraph (a) above, and each cash distribution shall consist of the entire balance credited to the participant's deferred compensation account at the time of the annual distribution.

                  If a  participant's  deferral  termination  date  shall
             occur by reason of his  or her death or  if he or she  shall
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             die after his or her deferral termination date but prior  to receipt of al l distributions of stock and cash provided for
             in  this   Section  8,   all   stock  and   cash   remaining
             distributable  hereunder  shall   be  distributed  to   such
             beneficiary as  the  participant shall  have  designated  in
             writing and   filed with the Secretary  of the Company or, in
             the absence of  designation, to  the participant's  personal
             representative.   Such distributions  shall be  made in  the
             same manner and at the same intervals as they would have been made to the participant had he or she continued to live.

             Section 9.     Participant's Rights Unsecured   The right of
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             any participant  to receive  distributions under  Section  8 shall be an unsecured claim against the general assets of the Company. The Company may but shall not be obligated to acquire shares of its outstanding common stock from time to
             time  in  anticipation  of  its  obligation  to  make   such
             distributions, but no participant shall have any rights in or against any shares of stock so acquired by the Company. All such stock shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

             Section 10.    Termination of  the  Plan.   The  Plan shall
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             terminate and  full  distribution  shall be  made  from  all participants' deferred compensation accounts and stock  unit
             accounts upon any change of control of the Company.   Either
             of the following shall be deemed to be a change of  control:
             (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding common stock of
             either  the  Company  or  its  parent  corporation,   Thermo
             Instrument Systems  Inc. ("Thermo  Instrument")   ,  or  the
             beneficial owner of 25% or more of the outstanding common stock of Thermo Electron Corporation ("Thermo Electron"), without the prior approval of the prior directors of the Company, Thermo Instrument , or Thermo Electron, as the case may be; (b) the failure of the prior directors to constitute a majority of the Board of Directors of the Company, Thermo Instrument or Thermo Electron, at any time within two years following any electoral event. As used in this sentence and the preceding sentence, person shall mean a natural person, an entity (together with an affiliate thereof, as defined in Rule 405 under the Securities Act of 1933) or a group, as defined in Rule 13d-5 under the Securities Exchange Act of 1934; prior directors shall mean the persons serving on the Board of Directors immediately prior to any electoral event; and electoral event shall mean any contested election of directors or any tender or exchange offer for common stock of the Company, Thermo Instrument or Thermo Electron by any person other than the Company, Thermo Instrument, Thermo Electron or a subsidiary of any of the foregoing companies.
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             The Board of Directors at  any time, at its discretion,  may
             terminate the Plan.   If the  Board of Directors  terminates
             the Plan after any person or group of persons shall have acquired or proposed to acquire control of the Company through the Board of Directors, Thermo Instrument or Thermo Electron, full and prompt distribution shall be made from all participants' deferred compensation accounts and stock
             unit accounts.    Otherwise,  distributions  in  respect  of
             credits to participants' deferred compensation accounts and stock unit accounts as of the date of termination shall be made in the manner and at the time prescribed in Section 8.

             Section 11.    Amendment  of  the  Plan.    The  Board   of
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             Directors of the Company may amend the Plan at any time  and from time  to time, provided, however, that  no amemendment
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             affecting credits already made to any participant's deferred compensation account  or  stock  unit account  may  be  made
             without  the  consent  of  that  participant  or,  if   that
             participant has died, that participant's beneficiary.

             Section 12.    Effective Date of the  Plan.    The Plan  shall
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             become  effective  commencing  upon  the  date  the  U.   S.
             Securities and Exchange Commission shall have declared effective the registration of shares of the Company's Common Stock in an underwritten public offering pursuant to the Securities Act of 1933, as amended.